                                                      EXHIBIT 11.1

                                                   SYNC RESEARCH, INC.

                                      COMPUTATION OF NET INCOME (LOSS) PER SHARE


NET INCOME (LOSS) PER SHARE:
- - ----------------------------

                                                                         Three Months ended                 Six Months ended
                                                                      ------------------------           ------------------------
                                                                        June 30,     June 30,              June 30,     June 30,
                                                                          1996         1995                  1996         1995
                                                                      -----------   ----------           ------------   ---------
Net income (loss)                                                     ($2,241,696)  $    9,153           ($3,101,459)   $  15,695
                                                                      ===========   ==========           ============   =========
Calculation of shares outstanding for computing net income
 (loss) per share:
   Weighted average common and common equivalent shares outstanding used in calculating net income (loss) per share in accordance
    with generally accepted accounting principles                      13,963,471    4,040,008             13,904,472   3,976,781

Adjustments to reflect requirements of the SEC in accordance
 with SAB 83                                                                   --    1,297,405                     --   1,337,254
                                                                      -----------   ----------           ------------   ---------
Shares used in computing net loss per share                            13,963,471    5,337,413             13,904,472   5,314,035
                                                                      ===========   ==========           ============   =========
Historical income (loss) per share                                         ($0.16)       $0.00                 ($0.22)      $0.00
                                                                      ===========   ==========           ============   =========


Pro forma net income per share
- - ------------------------------

                                                                               Three Months ended                 Six Months ended
                                                                                     June 30,                         June 30,
                                                                                      1995                             1995
                                                                                 -------------                     -------------
Net income                                                                       $       9,153                     $      15,695
                                                                                 =============                     =============
Calculation of shares outstanding for computing net income per share:
   Weighted average common and common equivalent shares
    outstanding used in calculating net income per share in
    accordance with generally accepted accounting principles                         4,040,008                          3,976,781
Adjustments to reflect requirements of the SEC in accordance
 with SAB 83                                                                         1,297,405                          1,337,754
Adjustment to reflect the effects of the assumed conversion of
 convertible preferred stock from date of issuance                                   7,603,240                          7,603,240
                                                                                 -------------                      -------------
Shares used in computing pro forma net income per share                             12,940,653                         12,917,775
                                                                                 =============                      =============
Pro forma net income per share                                                           $0.00                              $0.00
                                                                                 =============                      =============
